Exhibit 99

December 2009

Cabela's Credit Card Master Note Trust		CABMT 05-1	CABMT 06-3	CABMT 08-1	CABMT 08-4	CABMT 09-1
Deal Size		$250M	$500M	$500M	$200M	$500M
Expected Maturity		10/15/2010	10/17/2011	12/15/2010	9/15/2011	3/15/2012

Portfolio Yield		22.92%	22.92%	22.92%	22.92%	22.92%
LESS: Base Rate		5.43%	5.26%	6.77%	8.66%	5.89%
Gross Charge-offs		4.93%	4.93%	4.93%	4.93%	4.93%

Excess Spread:	Dec-09	12.55%	12.72%	11.21%	9.32%	12.09%
	Nov-09	11.45%	11.62%	10.14%	8.32%	11.11%
	Oct-09	12.18%	12.34%	10.82%	8.89%	11.66%

3 Month Average Excess Spread		12.06%	12.23%	10.72%	8.84%	11.62%

Delinquencies	30 to 59 days	0.67%	0.67%	0.67%	0.67%	0.67%
	60 to 89 days	0.49%	0.49%	0.49%	0.49%	0.49%
	90+ days	0.51%	0.51%	0.51%	0.51%	0.51%
	Total	1.66%	1.66%	1.66%	1.66%	1.66%

Principal Payment Rate		39.84%	39.84%	39.84%	39.84%	39.84%

Back to Form 8-K